[ORIENTAL FINANCIAL GROUP LOGO]                 PUERTO RICO CONTACT:
                                                Michelle Balaguer,
                                                Oriental Financial Group
                                                (787) 771-6898

                                                U.S. CONTACT:
                                                Steven Anreder and Gary Fishman,
                                                Anreder & Company
                                                (212) 532-3232


                      ORIENTAL FINANCIAL GROUP INC. REPORTS
                FOURTH QUARTER AND FULL FISCAL YEAR 2005 RESULTS

San Juan, Puerto Rico, August 1, 2005 - Oriental Financial Group Inc. (NYSE:
OFG) today announced results for the fourth quarter and fiscal year ended June 30, 2005.

SUMMARY 4Q05 & FY05 RESULTS

- For the quarter, net income available to common shareholders amounted to $6.4 million, or $0.26 per diluted share, compared to $16.9 million, or $0.67 per diluted share, in the corresponding year ago quarter.

- Performance reflected the flattening yield curve, which resulted in a narrower net interest spread; higher interest costs due to continued increases in the Federal Reserve discount rate; and the reduction in one-time gains on the sale of securities as the Company shifts to increase recurring interest and non-interest income.

- For the full fiscal year, net income available to common shareholders amounted to $51.8 million, or $2.04 per diluted share, compared to $59.5 million, or $2.51 per diluted share. Fiscal 2005 reflected many of the same factors that affected the fourth quarter.

"Our performance was in line with our previously stated general outlook that results of operations would be solidly profitable, but clearly below year ago levels due to the challenging interest rate environment," said Jose Rafael Fernandez, President and Chief Executive Officer. "Going forward, our objective is to continue to increase our business in the professional and middle market sectors and among consumers, as well as to enhance efficiency and improve profitability."

FY06 STRATEGY

Oriental in Fiscal 2006 will continue to focus its efforts on speeding the transition to becoming more of a traditional financial institution engaged in lending activities, including:

- Growing loan volume faster through the continued expansion of Oriental's commercial, consumer and mortgage lending operations, emphasizing variable rate lending and increased asset sensitivity;

- Growing deposits faster through continued expansion of Oriental's branch network and marketing strategies, thus reducing liability sensitivity;

- Revitalizing financial service and mortgage fee revenue growth, and further increasing bank service revenues; and

- Reducing non-interest expenses to less than $60 million through a cost-control plan that has already been initiated for Fiscal 2006.

RECENT PROGRESS

Mr. Fernandez noted that in the fourth quarter Oriental continued to achieve underlying progress with many of these strategies.

- Loan interest income increased 18.9% year over year and 11.3% on a linked quarter basis.

- Non-interest income from financial services, bank services and mortgage banking activities increased 1.9%, 12.9% and 8.9%, respectively, on a linked quarter basis.

- Mortgage loan production increased 14.6% year over year and 24.6% on a linked quarter basis, to $78.0 million.

- Loans at June 30, 2005 were greater by 22.1% year over year and 5.6% on a linked quarter basis, to $907.4 million, and investment securities, which were up 13.5% year over year, declined 0.6% on a linked quarter basis, to $3.23 billion.

- Deposits at June 30, 2005 increased 22.3% year over year and 4.7% on a linked quarter basis, to $1.25 billion, while borrowings, which were 13.5% higher year over year, declined 2.0% on a linked quarter basis, to $2.59 billion.

- Total financial assets managed and owned at June 30, 2005 increased 11.8% year over year and advanced 2.1% on a linked quarter basis, to $7.21 billion, reflecting growth in virtually all major franchise categories.

- Stockholders' equity at June 30, 2005 grew 15.8% year over year and 0.7% on a linked quarter basis, to $341.2 million. Fiscal 2005 dividends per share rose 7.8%, to $0.55 per common share, from Fiscal 2004's payout.

4Q05 INCOME STATEMENT ANALYSIS

Total interest income increased 15.0% year over year and 2.7% on a linked quarter basis, to $48.9 million, while interest expense increased 48.9% year over year and 8.9% on a linked quarter basis, to $29.6 million. This resulted in a decline in net interest income of 14.7% year over year and 5.5% on a linked quarter basis, to $19.3 million. Net interest margin was 1.89%, compared with 2.63% and 2.02% in the year-ago and preceding quarters, respectively.

Interest income from loans increased 18.9% year over year and 11.3% on a linked quarter basis, to $14.9 million. Growth resulted from expanded loan volume, including variable rate loans, reflecting increased commercial and consumer lending, revitalization of mortgage originations, and the purchase of Puerto Rico mortgages from other financial institutions.

Interest income from investment securities increased 13.4% year over year, but declined 0.6% on a linked quarter basis, to $33.9 million. The trends reflected the Company's investment securities volume, which increased 13.5% year over year, but decreased 0.6% on a linked quarter basis.

Interest expense primarily reflected Federal Reserve rate hikes of 225 basis points since the year ago fourth quarter and 50 basis points since the linked March 2005 quarter. The decline in the linked quarter growth rate of interest expenses was due to an improved mix of deposits and securities under agreements to repurchase, which reprice more frequently than deposits.

Cost of deposits increased 25.1% year over year and 14.1% on a linked quarter basis, with deposit balances increasing 22.3% year over year and 4.7% on a linked quarter basis. At the same time, interest costs of repos increased 75.9% year over year and 7.3% on a linked quarter basis; repos balances were 15.6% higher year over year and 2.9% lower on a linked quarter basis.

Financial service revenues declined 22.5% year over year, to $3.4 million, as the recent Puerto Rico election resulted in a temporary reduction in fixed income government and municipal offerings, affecting investment banking and brokerage commission revenues. On a linked quarter basis, financial service revenues increased 1.9% due to higher brokerage commissions and fees from the initial success of the Company's expanded personal trust, wealth management, insurance, 401(k) and Keogh businesses.

Bank service revenues increased 6.4% year over year and 12.9% on a linked quarter basis, to $2.1 million, due to Oriental's expanded business with professional and middle market commercial accounts.

Non-interest income from mortgage banking activities was 11.4% lower year over year, but 8.9% higher on a linked quarter basis, to $1.2 million. The year over year decline resulted from the Company's decision to retain mortgage loans for their recurring interest income. The linked quarter increase reflects increased production, which generates higher fee revenue.

Non-interest expenses increased 16.6%, or $2.4 million, year over year, and 9.0%, or $1.4 million, on a linked quarter basis, to $16.9 million. The increases respond to several factors. First was start-up costs for expanding the branch network (Oriental opened its 24th branch in July 2005) and its brokerage and mortgage sales forces. Second was higher legal costs incurred in order to accelerate certain older, non-performing loans backed by real estate through foreclosure so they could be sold. Third were professional fees of approximately $0.5 million and $3 million for the quarter and the year, respectively, related to implementing section 404 of the Sarbanes-Oxley Act.

JUNE 30, 2005 BALANCE SHEET ANALYSIS

Trust Assets Managed increased 9.1% year over year and 4.5% on a linked quarter basis, to $1.82 billion, and Broker-Dealer Assets Gathered increased 7.9% year over year and 3.4% on a linked quarter basis, to $1.14 billion. The increases reflected the addition of more trust and brokerage accounts, the continued appeal of Oriental's actively managed IRA fund, and an improvement in the equity markets.

Assets Owned by the Bank and its Affiliates increased 14.1% year over year and 0.8% on a linked quarter basis, to $4.25 billion. There was a year over year increase of 13.5% in investment securities and 22.1% in loans. Linked quarter trends resulted from 5.6% loan growth and a 0.6% decline in investment securities.

Total net loans receivable of $907.4 million benefited from increased commercial, consumer and mortgage loan volume on a year over year and linked quarter basis. Included were variable rate loans of $234.1 million, equal to 25.4% of the loan portfolio, compared to $61.5 million, or 8.1% of the portfolio, a year ago, and $219.0 million, or 25.1% of loans, at March 31, 2005.

Mortgage loans increased 13.2% for the year and 5.0% on a linked quarter basis, to $743.6 million, including purchases of $22.2 million in loans in the June 2005 quarter and $131.6 million earlier in Fiscal 2005. Commercial loans, most backed by real estate, increased 58.8% year over year and 4.4% on a linked quarter basis, to $130.0 million. Growth slowed on a linked quarter basis due to early repayment of $7 million in loans. Consumer loans increased 62.2% year over year and 15.0% on a linked quarter basis, to $30.0 million.

Deposits increased 22.3% year over year and 4.7% on a linked quarter basis, to $1.25 billion. Included are $95.8 million in new demand deposits, savings accounts and certificates of deposit from commercial and consumer accounts, and $132.7 million in brokered CDs.

CREDIT QUALITY ANALYSIS

Credit quality continued strong. Provision for loan losses in the June 2005 quarter amounted to $0.9 million, compared with $1.2 million a year ago and $0.7 million in the previous March quarter. The provision is based on an analysis by Oriental of the credit quality and composition of its loan portfolio so as to maintain the allowance at an adequate level.

Net charge offs to average loans in the June 2005 quarter increased year over year to 0.60% from 0.14% and declined on a linked quarter basis from 0.61%. These changes were largely due to the recognition of certain older, non-performing loans backed by real estate through foreclosure. At June 30, 2005, non-performing loans were $30.9 million, 0.3% below a year ago and 3.7% less than March 31, 2005. Non-performing loans to total loans fell to 3.38% from 4.10% a year ago and 3.70% at the end of the March 2005 quarter. Non-performing assets to total assets declined to 0.82% from 0.85% a year ago and 0.86% at the end of the March quarter.

SELECTED FISCAL 2006 OBJECTIVES

Oriental is targeting significant year over year growth in new commercial loans, which increased a net $48.1 million in Fiscal 2005, and in mortgage production, which totaled $250.8 million in Fiscal 2005. The Company also expects to revitalize growth of financial service income through increases in virtually all business lines, and to continue growth of bank service revenues through expanded marketing and new products, thus bolstering fee income. The generation of interest and non-interest income, and the gathering of deposits, is expected to be enhanced by the opening of a new financial center, in addition to one opened in July, resulting in an expanded network of 25 branches.

ABOUT ORIENTAL FINANCIAL GROUP

Oriental Financial Group Inc. (www.OrientalOnline.com) is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 40th year in business, Oriental provides comprehensive financial services to its clients throughout Puerto Rico and offers third party pension plan administration through wholly owned subsidiary, Caribbean Pension Consultants, Inc. The Group's core businesses include a full range of mortgage, commercial and consumer banking services offered through 24 financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services.

FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements that reflect management's beliefs and expectations and are subject to risks and uncertainties inherent to the Group's business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group's filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release as a result of developments occurring after the date of issuance.

                                      # # #

(Oriental Financial Group Logo)
ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

                                                 ---------------------------------------------    ---------------------------------
                                                               QUARTER PERIOD ENDED                      FISCAL YEAR ENDED
                                                 ---------------------------------------------    ---------------------------------
                                                 30-JUN-05   30-JUN-04        %      31-MAR-05    30-JUN-05    30-JUN-04       %
                                                 --------------------------------    ---------    ---------------------------------
SUMMARY OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA):
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans                                           $ 14,935    $ 12,558      18.9%    $ 13,422    $ 54,966     $  52,130        5.4%
  Investment securities                             33,942      29,930      13.4%      34,150      134,346      112,255       19.7%
                                                  --------    --------     -----     --------    ---------    ---------   --------
   TOTAL INTEREST INCOME                            48,877      42,488      15.0%      47,572      189,312      164,385       15.2%
                                                  --------    --------     -----     --------    ---------    ---------   --------
INTEREST EXPENSE:
  Deposits                                           8,697       6,954      25.1%       7,624       29,744       30,012       -0.9%
  Securities sold under agreements
    to repurchase                                   17,583       9,995      75.9%      16,386       60,524       36,018       68.0%
  Other borrowed funds                               3,309       2,927      13.1%       3,152       12,631       11,144       13.3%
                                                  --------    --------     -----     --------    ---------    ---------   --------
   TOTAL INTEREST EXPENSE                           29,589      19,876      48.9%      27,162      102,899       77,174       33.3%
                                                  --------    --------     -----     --------    ---------    ---------   --------
    NET INTEREST INCOME                             19,288      22,612     -14.7%      20,410       86,413       87,211       -0.9%
   Provision for loan losses                         (850)     (1,183)     -28.1%       (660)      (3,315)      (4,587)      -27.7%
                                                  --------    --------     -----     --------    ---------    ---------   --------
    NET INTEREST INCOME AFTER
       PROVISION FOR LOAN LOSSES                    18,438      21,429     -14.0%      19,750       83,098       82,624        0.6%
                                                  --------    --------     -----     --------    ---------    ---------   --------
NON-INTEREST INCOME:
  Commissions and fees from broker,
    investment banking, insurance
    and fiduciary activities                         3,411       4,402     -22.5%       3,348       14,371       17,617      -18.4%
  Banking service revenues                           2,064       1,940       6.4%       1,828        7,752        7,165        8.2%
  Mortgage banking activities                        1,168       1,319     -11.4%       1,073        7,774        7,719        0.7%
                                                  --------    --------     -----     --------    ---------    ---------   --------
   Total banking and financial
     services revenues                               6,643       7,661     -13.3%       6,249       29,897       32,501       -8.0%
  Net gain on sale of securities                     1,378       3,905     -64.7%         444        7,431       13,435      -44.7%
  Net gain (loss) on derivatives                   (1,866)         945    -297.5%       (623)      (2,811)           11   -25654.5%
  Other                                                282          25    1028.0%          31          368           87      323.0%
                                                  --------    --------     -----     --------    ---------    ---------   --------
     TOTAL NON-INTEREST INCOME                       6,437      12,536     -48.7%       6,101       34,885       46,034      -24.2%
                                                  --------    --------     -----     --------    ---------    ---------   --------
NON-INTEREST EXPENSES:
  Compensation and employees' benefits               7,366       6,424      14.7%       6,618       26,663       24,579        8.5%
  Occupancy and equipment                            3,066       2,556      20.0%       2,466       10,583        9,639        9.8%
  Advertising and business promotion                 1,420       1,380       2.9%       1,487        6,506        7,466      -12.9%
  Professional and service fees                      1,777       1,174      51.4%       1,837        6,994        5,631       24.2%
  Communication                                        410         463     -11.4%         377        1,630        1,849      -11.8%
  Loan servicing expenses                              430         466      -7.7%         401        1,727        1,853       -6.8%
  Taxes, other than payroll and income taxes           471         435       8.3%         463        1,836        1,754        4.7%
  Electronic banking charges                           543         480      13.1%         517        2,075        1,679       23.6%
  Printing, postage, stationery and supplies           207         262     -21.0%         210          891        1,121      -20.5%
  Insurance, including deposit insurance               188         200      -6.0%         187          767          791       -3.0%
  Other                                                980         613      59.9%         909        3,348        3,070        9.1%
                                                  --------    --------     -----     --------    ---------    ---------   --------
   TOTAL NON-INTEREST EXPENSES                      16,858      14,453      16.6%      15,472       63,020       59,432        6.0%
                                                  --------    --------     -----     --------    ---------    ---------   --------
INCOME BEFORE INCOME TAXES                           8,017      19,512     -58.9%      10,379       54,963       69,226      -20.6%
  Income tax benefit (expense )                      (377)     (1,434)     -73.7%       2,671        1,649      (5,577)     -129.6%
                                                  --------    --------     -----     --------    ---------    ---------   --------
NET INCOME                                           7,640      18,078     -57.7%      13,050       56,612       63,649      -11.1%


8/3/2005 1:33 PM              New Financial Summary                 Page 1 of 5

(Oriental Financial Group Logo)
ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)


                                                 ---------------------------------------------    ---------------------------------
                                                               QUARTER PERIOD ENDED                      FISCAL YEAR ENDED
                                                 ---------------------------------------------    ---------------------------------
                                                 30-JUN-05   30-JUN-04        %      31-MAR-05    30-JUN-05    30-JUN-04       %
                                                 --------------------------------    ---------    ---------------------------------
SUMMARY OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA):
-----------------------------------------------------------------------------------------------------------------------------------
  Less: Dividends on preferred stock                (1,200)     (1,200)      0.0%      (1,200)      (4,802)      (4,198)      14.4%
                                                  --------    --------     -----   ----------   ----------   ----------   --------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS       $  6,440    $ 16,878     -61.8%  $   11,850   $   51,810   $   59,451      -12.9%
                                                  ========    ========     =====   ==========   ==========   ==========   ========

EARNINGS PER SHARE (1)
  Earning per common share (basic)                $   0.26    $   0.70     -62.9%  $     0.48   $     2.12   $     2.65      -20.2%
                                                  --------    --------     -----   ----------   ----------   ----------   --------
  Earning per common share (diluted)              $   0.26    $   0.67     -61.2%  $     0.46   $     2.04   $     2.51      -18.7%
                                                  --------    --------     -----   ----------   ----------   ----------   --------
  Dividends declared per common share             $   0.14    $   0.13       7.7%  $     0.14   $     0.55   $     0.51        7.8%
                                                  --------    --------     -----   ----------   ----------   ----------   --------

  Average shares outstanding (1)                    24,847      24,181       2.8%      24,628       24,571       22,394        9.7%
  Average potential common
    share-options (1)                                  357       1,172     -69.5%         862          687        1,312      -47.6%
                                                  --------    --------     -----   ----------   ----------   ----------   --------
    TOTAL AVERAGE SHARES OUTSTANDING
      AND EQUIVALENTS (1)                           25,204      25,353      -0.6%      25,490       25,258       23,706        6.6%
                                                  --------    --------     -----   ----------   ----------   ----------   --------

  Common shares outstanding at end of period (1)                                       24,665       24,904       24,207        2.9%
                                                                                   ----------   ----------   ----------   --------
  Book value per common share (1)                                                  $    10.97   $    10.97   $     9.36       17.2%
                                                                                   ----------   ----------   ----------   --------

PERFORMANCE RATIOS:
  Return on assets                                    0.73%       1.99%    -63.4%        1.25%        1.39%        1.91%     -27.2%
                                                  --------    --------     -----   ----------   ----------   ----------   --------
  Return on common equity                             9.49%      32.33%    -70.6%       17.67%       20.15%       34.64%     -41.8%
                                                  --------    --------     -----   ----------   ----------   ----------   --------
  Efficiency Ratio                                   64.31%      47.70%     34.8%       57.97%       54.01%       49.61%       8.9%
                                                  --------    --------     -----   ----------   ----------   ----------   --------
  Leverage capital ratio                                                                10.67%       10.65%       11.24%      -5.2%
                                                                                   ----------   ----------   ----------   --------
  Tier 1 risk-based capital                                                             40.94%       39.18%       37.98%       3.2%
                                                                                   ----------   ----------   ----------   --------
  Total risk-based capital                                                              41.58%       39.74%       38.69%       2.7%
                                                                                   ----------   ----------   ----------   --------

SELECTED FINANCIAL DATA AT PERIOD-END
  Trust Assets Managed                                                             $1,744,642   $1,823,292   $1,670,651        9.1%
  Broker-Dealer Assets Gathered                                                     1,098,291    1,135,115    1,051,812        7.9%
                                                                                   ----------   ----------   ----------   --------
      TOTAL ASSETS MANAGED                                                          2,842,933    2,958,407    2,722,463        8.7%
  Bank assets owned                                                                 4,215,285    4,250,652    3,725,695       14.1%
                                                                                   ----------   ----------   ----------   --------
      TOTAL FINANCIAL ASSETS MANAGED AND OWNED                                     $7,058,218   $7,209,059   $6,448,158       11.8%
                                                                                   ==========   ==========   ==========   ========

(1) DATA ADJUSTED TO GIVE RETROACTIVE EFFECT TO THE 10% STOCK
DIVIDEND DECLARED ON THE GROUP'S COMMON STOCK ON NOVEMBER 30, 2004.


SELECTED FINANCIAL DATA AT PERIOD-END                                               31-MAR-05    30-JUN-05    30-JUN-04       %
-------------------------------------                                              ----------   ----------   ----------   --------
CASH AND DUE FROM BANKS                                                            $   15,214   $   14,892   $    9,284       60.4%
                                                                                   ----------   ----------   ----------   --------

INTEREST-EARNING ASSETS:
  INVESTMENTS:
    Short term investments                                                              5,231       39,791        7,747      413.6%
    Trading securities                                                                    267          265          574      -53.8%
    Investment securities
      available-for-sale, at
      fair value                                                                    1,186,430    1,029,720    1,527,407      -32.6%


8/3/2005 1:33 PM              New Financial Summary                 Page 2 of 5

(ORIENTAL FINANCIAL GROUP LOGO) ORIENTAL FINANCIAL GROUP
                                FINANCIAL SUMMARY
                                (NYSE:OFG)




                                                 ---------------------------------------------    ---------------------------------
                                                               QUARTER PERIOD ENDED                      FISCAL YEAR ENDED
                                                 ---------------------------------------------    ---------------------------------
                                                 30-JUN-05   30-JUN-04        %      31-MAR-05    30-JUN-05    30-JUN-04       %
                                                 --------------------------------    ---------    ---------------------------------
SUMMARY OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA):
-----------------------------------------------------------------------------------------------------------------------------------
    Investment securities held-to-maturity,
      at amortized cost                                                             2,032,519    2,134,746    1,282,862       66.4%
    Federal Home Loan Bank (FHLB) stock,
      at cost                                                                          28,160       27,058       28,160       -3.9%
                                                                                   ----------   ----------   ----------   --------
      TOTAL INVESTMENTS                                                             3,252,607    3,231,580    2,846,750       13.5%
                                                                                   ----------   ----------   ----------   --------

  LOANS:
    Mortgage loans                                                                    708,068      743,563      656,681       13.2%
    Commercial loans, mainly secured
      by real estate                                                                  124,531      129,965       81,846       58.8%
    Consumer loans                                                                     26,107       30,027       18,510       62.2%
                                                                                   ----------   ----------   ----------   --------
      LOANS RECEIVABLE, GROSS                                                         858,706      903,555      757,037       19.4%
    Less:  deferred loan fees, net                                                     (8,318)      (8,404)     (11,842)     -29.0%
                                                                                   ----------   ----------   ----------   --------
      LOANS RECEIVABLE                                                                850,388      895,151      745,195       20.1%
    Allowance for loan losses                                                          (6,980)      (6,495)      (7,553)     -14.0%
                                                                                   ----------   ----------   ----------   --------
      LOANS RECEIVABLE, NET                                                           843,408      888,656      737,642       20.5%
    Mortgage loans held for sale                                                       15,489       18,735        5,814      222.2%
                                                                                   ----------   ----------   ----------   --------
      TOTAL LOANS RECEIVABLE, NET                                                     858,897      907,391      743,456       22.1%
                                                                                   ----------   ----------   ----------   --------
         TOTAL INTEREST-EARNING ASSETS                                              4,111,504    4,138,971    3,590,206       15.3%
                                                                                   ----------   ----------   ----------   --------

Securities sold but not yet delivered                                                     179       1,034        47,312      -97.8%
Accrued interest receivable                                                            23,175      23,735        19,127       24.1%
Premises and equipment, net                                                            16,933      15,269        18,552      -17.7%
Deferred tax asset, net                                                                 6,347       6,191         7,337      -15.6%
Foreclosed real estate, net                                                             4,182       4,186           888      371.4%
Other assets                                                                           37,751      46,374        32,989       40.6%
                                                                                   ----------   ----------   ----------   --------
    TOTAL ASSETS                                                                   $4,215,285   $4,250,652   $3,725,695       14.1%
                                                                                   ==========   ==========   ==========   ========

INTEREST-BEARING LIABILITIES:
  DEPOSITS:
    Demand deposits                                                                $  151,731   $  152,165   $  126,296       20.5%
    Savings accounts                                                                   93,947       93,925       88,463        6.2%
    Certificates of deposit                                                           950,886    1,006,807      809,590       24.4%
                                                                                   ----------   ----------   ----------   --------
      TOTAL DEPOSITS                                                                1,196,564    1,252,897    1,024,349       22.3%
                                                                                   ----------   ----------   ----------   --------

  BORROWINGS:
    Securities sold under agreements
      to repurchase                                                                 2,256,295    2,191,756    1,895,865       15.6%
    Advances from FHLB                                                                301,500      300,000      300,000        0.0%
    Subordinated capital notes                                                         72,166       72,166       72,166        0.0%
    Term notes and other borrowings                                                    15,000       27,310       15,000       82.1%
                                                                                   ----------   ----------   ----------   --------
      TOTAL BORROWINGS                                                              2,644,961    2,591,232    2,283,031       13.5%
                                                                                   ----------   ----------   ----------   --------
       TOTAL INTEREST-BEARING LIABILITIES                                           3,841,525    3,844,129    3,307,380       16.2%
                                                                                   ==========   ==========   ==========   ========

SECURITIES AND LOANS PURCHASED BUT
  NOT YET RECEIVED                                                                         56       22,772       89,068      -74.4%


8/3/2005 1:33 PM              New Financial Summary                 Page 3 of 5

[LOGO] ORIENTAL FINANCIAL GROUP
       FINANCIAL SUMMARY
       (NYSE:OFG)

                                                 ---------------------------------------------    ---------------------------------
                                                               QUARTER PERIOD ENDED                      FISCAL YEAR ENDED
                                                 ---------------------------------------------    ---------------------------------
                                                 30-JUN-05   30-JUN-04        %      31-MAR-05    30-JUN-05    30-JUN-04        %
                                                 --------------------------------    ---------    ---------------------------------
SUMMARY OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA):
-----------------------------------------------------------------------------------------------------------------------------------

ACCRUED EXPENSES AND OTHER LIABILITIES                                                  35,014       42,584       34,580     23.1%
                                                                                    ----------   ----------   ----------  -------
       TOTAL LIABILITIES                                                             3,876,595    3,909,485    3,431,028     13.9%
                                                                                    ==========   ==========   ==========  =======

PREFERRED EQUITY                                                                        68,000       68,000       68,000      0.0%
                                                                                    ----------   ----------   ----------  -------
COMMON EQUITY:
  Common stock                                                                          24,676       25,104       22,253     12.8%
  Additional paid-in capital                                                           186,247      187,301      125,206     49.6%
  Legal surplus                                                                         32,979       33,893       27,425     23.6%
  Retained earnings                                                                     66,581       68,620      101,723    -32.5%
  Treasury stock                                                                          (11)       (3,368)      (4,578)   -26.4%
  Accumulated other comprehensive loss                                                (39,782)      (38,383)     (45,362)   -15.4%
                                                                                    ----------   ----------   ----------  -------
    TOTAL COMMON EQUITY                                                                270,690      273,167      226,667     20.5%
                                                                                    ----------   ----------   ----------  -------
      STOCKHOLDERS' EQUITY                                                             338,690      341,167      294,667     15.8%
                                                                                    ----------   ----------   ----------  -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                          $4,215,285   $4,250,652   $3,725,695     14.1%
                                                                                    ==========   ==========   ==========  =======

  NUMBER OF FINANCIAL CENTERS                                                               23           23           23
                                                                                    ----------   ----------   ----------

CREDIT DATA
NET CHARGE-OFFS (RECOVERIES) ON LOANS:

  Mortgage                                             911          89    923.6%           752   $    2,860   $      378    656.6%
  Commercial                                           170         (74)   329.7%           312          496          330     50.3%
  Consumer                                             254         247      2.8%           180        1,017        1,357    -25.1%
                                                 ---------   ---------   ------     ----------   ----------   ----------  -------
    Net loans charged-off                        $   1,335   $     262    409.5%    $    1,244   $    4,373   $    2,065    111.8%
                                                 ---------   ---------   ------     ----------   ----------   ----------  -------
    Net credit losses to average loans
      outstanding                                     0.60%       0.14%   328.6%          0.61%        0.53%        0.28%    89.3%
                                                 ---------   ---------   ------     ----------   ----------   ----------  -------

  Allowance for loan losses                                                         $    6,980   $    6,495   $    7,553    -14.0%
                                                                                    ----------   ----------   ----------  -------
  Allowance coverage ratios:
    Allowance for loan losses to total loans                                              0.81%        0.71%        1.01%   -29.7%
                                                                                    ----------   ----------   ----------  -------
    Allowance for loan losses to non-performing
      loans                                                                              21.78%       21.05%       24.53%   -14.2%
                                                                                    ----------   ----------   ----------  -------
    Allowance for loan losses to non-residential
      non-performing loans                                                              144.99%      139.02%      230.34%   -39.6%
                                                                                    ----------   ----------   ----------  -------
  Non-performing assets summary:
    Mortgage                                                                        $   27,231   $   26,184   $   27,651     -5.3%
    Commercial, mainly real estate                                                       4,582        4,549        2,954     54.0%
    Consumer                                                                               232          123          333    -63.1%
                                                                                    ----------   ----------   ----------  -------
      Non-performing loans                                                              32,045       30,856       30,938     -0.3%
    Foreclosed properties                                                                4,182        4,186          888    371.4%
                                                                                    ----------   ----------   ----------  -------
       Non-performing assets                                                        $   36,227   $   35,042   $   31,826     10.1%
                                                                                    ==========   ==========   =========== =======

  Non-performing loans to total loans                                                     3.70%        3.38%        4.10%   -17.6%
                                                                                    ----------   ----------   ----------  -------


8/3/2005 1:33 PM              New Financial Summary                  Page 4 of 5

[LOGO] ORIENTAL FINANCIAL GROUP
       FINANCIAL SUMMARY
       (NYSE:OFG)

                                                 ---------------------------------------------    ---------------------------------
                                                               QUARTER PERIOD ENDED                      FISCAL YEAR ENDED
                                                 ---------------------------------------------    ---------------------------------
                                                 30-JUN-05   30-JUN-04        %      31-MAR-05    30-JUN-05    30-JUN-04        %
                                                 --------------------------------    ---------    ---------------------------------
SUMMARY OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA):
-----------------------------------------------------------------------------------------------------------------------------------

 Non-performing loans to total assets                                                      0.76%       0.73%       0.83%      -12.0%
                                                                                     ----------  ----------  ----------  ----------
 Non-performing assets to total assets                                                     0.86%       0.82%       0.85%       -3.5%
                                                                                     ----------  ----------  ----------  ----------

  LOAN PRODUCTION AND PURCHASES SUMMARY:

    Mortgage loans production                    $   77,950  $   68,029        14.6% $   62,547  $  250,837  $  331,462      -24.3%
    Mortgage loans purchased                         22,187           -       100.0%     62,470     153,797       1,048     14575.3%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
      Total mortgage                                100,137      68,029        47.2%    125,017     404,634     332,510        21.7%
      Commercial                                     10,586      23,606      -55.2%      30,282      90,909      56,357        61.3%
      Consumer                                        6,604       2,570       157.0%      4,508      21,659       5,800       273.4%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Total loan production and purchases      $  117,327  $   94,205        24.5% $  159,807  $  517,202  $  394,667        31.0%
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========

TAX EQUIVALENT SPREAD
  Interest-earning assets                              4.78%       4.94%       -3.2%       4.70%       4.81%       5.19%       -7.3%
  Tax equivalent adjustment                            1.03%       1.12%       -8.0%       1.06%       1.08%       1.11%       -2.7%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
    INTEREST-EARNING ASSETS - TAX EQUIVALENT           5.81%       6.06%       -4.1%       5.76%       5.89%       6.30%       -6.5%
  Interest-bearing liabilities                         3.10%       2.46%       26.0%       2.88%       2.81%       2.55%       10.2%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Tax equivalent interest rate spread                2.71%       3.60%      -24.7%       2.88%       3.08%       3.75%      -17.9%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Tax equivalent interest rate margin                2.92%       3.75%      -22.1%       3.08%       3.27%       3.86%      -15.3%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------

NORMAL SPREAD
  Investments                                          4.24%       4.45%       -4.7%       4.22%       4.33%       4.62%      -6.3%
  Loans                                                6.73%       6.65%        1.2%       6.60%       6.61%       7.07%      -6.5%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Interest-earning assets                            4.78%       4.94%       -3.2%       4.70%       4.81%       5.19%      -7.3%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------

  Deposits                                             2.87%       2.62%        9.5%       2.76%       2.73%       2.87%      -4.9%
  Borrowings                                           3.21%       2.38%       34.9%       2.93%       2.84%       2.38%       19.3%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Interest-bearing liabilities                       3.10%       2.46%       26.0%       2.88%       2.81%       2.55%       10.2%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------

  Interest rate spread                                 1.68%       2.48%     -32.3%        1.82%       2.00%       2.64%     -24.2%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Interest rate margin                                 1.89%       2.63%     -28.1%        2.02%       2.19%       2.75%     -20.4%
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------


8/3/2005 1:33 PM              New Financial Summary                 Page 5 of 5